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                                                                  EXECUTION COPY


                             LOAN AND SECURITY AGREEMENT

                              Dated as of June 28, 1995


         ATLANTIC AUTO FUNDING CORPORATION, a Delaware corporation (the "Borrower"), ATLANTIC AUTO FINANCE CORPORATION, a Delaware corporation ("Atlantic Auto" or the "Servicer"), and CITIBANK, N.A., a national banking association (the "Bank"), agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

         Section A. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ADVANCE RATE" means (i) prior to the Initial CXC Purchase, eighty percent (80%) and (ii) thereafter, ninety three percent (93%); PROVIDED, HOWEVER, that such percentage, in the case of clause (ii) only, shall in no event exceed 100% minus the Aggregate Reserve Percentage (as defined in the Receivables Purchase Agreement).

         "AAFC PURCHASE AGREEMENT" means the Receivables Purchase Agreement between Atlantic Auto, as originator, and the Borrower, as buyer, pursuant to which the Borrower shall purchase all of Atlantic Auto's right, title and interest in and to the Receivables, including the assignment to the Borrower of the Contract and Title relating to each Receivable.

         "AFFILIATE" means, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether


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through the ownership of voting Securities or by contract or otherwise.

         "AGENT" means CNAI.

         "AGING RECEIVABLE REPORT" means a monthly report delivered pursuant to
SECTION 4.01(h) in the form attached hereto as EXHIBIT A.

         "AUTOMOBILE" means the new or used automobile or light-duty truck that is purchased by the Obligor to which a particular Receivable relates.

         "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

         (i) the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time, as Citibank, N.A.'s base rate; and

        (ii) the sum (adjusted to the nearest one quarter of one percent (0.25%) or, if there is no nearest one quarter of one percent (0.25%), to the next higher one quarter of one percent (0.25%)) of (A) one half of one percent (0.50%) per annum PLUS (B) the rate per annum obtained by dividing
    (I) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., by (II) a percentage equal to 100% minus the average of the daily percentages specified

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    during such three-week period by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. in respect of liabilities which consist of or which include (among other liabilities) three-month Dollar nonpersonal time deposits in the United States PLUS (C) the average during such three-week period of the annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank, N.A. in the United States; and

       (iii) the sum of (A) one half of one percent (0.50%) per annum PLUS (B) the Federal Funds Rate in effect from time to time during such period.

         "BORROWING" means a borrowing consisting of Loans made on the same day.

         "BORROWING BASE" means, with respect to any date, the product of (i) the Outstanding Balance of Eligible Receivables as of such date and (ii) the Advance Rate as of such date.

         "BORROWING BASE CERTIFICATE" means a certificate, in substantially the form of EXHIBIT B, setting forth the Outstanding Balance of Eligible Receivables.

         "BUSINESS DAY" means a day which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close in New York, New York.

         "CLOSING DATE" means the date on which this Agreement is executed by the parties hereto and becomes effective.

         "CNAI" means Citicorp North America, Inc., a Delaware corporation.

         "COLLATERAL" shall have the meaning ascribed to such term in SECTION 5.01.

         "COLLECTIONS" means with respect to each Receivable, without limitation, all (i) payments received and collected on such Receivable, (ii) net proceeds received by virtue of the liquidation of such Receivable (including pursuant to a sale by the Borrower of such Receivable under the Receivables Purchase Agreement or a Permitted Securitization Transaction), (iii) retained proceeds received under any property damage, casualty or other insurance policy with respect to such Receivable, (iv) proceeds received under the VSI Policy,
(v) interest of the Borrower in any property damage, casualty or other insurance policies as the same relate to the Automobile securing such Receivable and (vi) other proceeds relating to such Receivable or its Contract File.

         "COMMITTED RECEIVABLES PURCHASE AGREEMENT" means the receivables purchase agreement or agreements between the Borrower and the Liquidity Banks.

         "CONTRACT" means, with respect to each Receivable, the note, retail sales installment contract or other evidence of the Obligor's obligation to repay Debt to the Borrower (as assignee of Atlantic Auto), executed by such Obligor in connection with the purchase of an Automobile.

         "CONTRACT FILE" means, with respect to each Receivable, the original Contract, either a copy of the application to the appropriate state authorities for a Title to the related Automobile or a standard assurance in the form commonly used in the industry relating to the provision of Title and when issued by the appropriate state authorities, the related Title (but only to the extent that Title documents are required under applicable state law to be held by a secured party in order to perfect such secured party's security interest in the related Automobile), all original instruments modifying the terms and conditions of the Receivable and the original endorsements or assignments of such Contract.

         "CREDIT AND COLLECTION POLICY" means the Credit and Collection Policy of Atlantic Auto for the Contracts and the Receivables as set forth on EXHIBIT C.

         "CUSTODIAL AGREEMENT" means that certain custodial agreement dated the date hereof by and among Atlantic Auto, the Borrower, the Agent and the Custodian.

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         "CUSTODIAN" means Safesite National Business Records Management, Inc., a Delaware corporation.

         "CUSTODIAN'S CONFIRMATION" means the Custodian's certificate in the form of EXHIBIT A to the Custodian's Agreement confirming that it has received
(i) an itemized schedule of the Receivables (which shall also briefly describe each related Contract File) and (ii) the Contract File with respect to each such Receivable.

         "CXC" means CXC Incorporated, a Delaware corporation.

         "CXC RECEIVABLES PURCHASE AGREEMENT" means the receivables purchase agreement or agreements between the Borrower and CXC.

         "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

         "DEFAULT" means an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTED RECEIVABLE" means a Receivable (i) with respect to which any payment thereon has remained unpaid more than ninety (90) days past the due date therefor or (ii) charged off as uncollectible by the Servicer. A Receivable shall be deemed to be a Defaulted Receivable upon the earlier to occur of the events specified in clauses (i) and (ii) of the preceding sentence.

         "DOLLARS" and "$" mean the lawful money of the United States.

         "ELIGIBLE RECEIVABLE" means any Receivable with respect to which the representations and warranties contained in SECTION 5.03(a) are true and correct at all times and which have not been sold by the Borrower to the Purchaser pursuant to the Receivables Purchase Agreement.

         "EVENT OF DEFAULT" means any of the occurrences set forth in SECTION
6.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in SECTION 6.01.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Bank from three federal funds brokers of recognized standing selected by the Bank.

         "FINANCING AGREEMENTS" means, without limitation, the Custodial Agreement, the Support Agreement, the AAFC Purchase Agreement and the Receivables Purchase Agreement.

         "FUNDING DATE" means, with respect to any Loan, the date of funding of such Loan.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

         "INITIAL CXC PURCHASE" means the first purchase of Receivables by CXC from the Borrower pursuant to the Receivables Purchase Agreement.

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         "INTERCREDITOR AGREEMENT" means the intercreditor agreement among the
Bank, CXC, the Liquidity Banks, the Surety and the Custodian to be entered into concurrently with the Borrower's execution of the Receivables Purchase Agreement.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a capital lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor or consignor pursuant to
Section 9-408 of the UCC), naming the owner of such property as debtor, under the UCC or other comparable law of any jurisdiction.

         "LIQUIDITY BANKS" means the banks identified as such in the Committed Receivables Purchase Agreement.

         "LOAN DOCUMENTS" means this Agreement, the Note, and any other document or instrument executed and delivered by the Borrower to the Bank in connection with this Agreement.

         "LOANS" means all loans made to the Borrower pursuant to SECTION
2.01(a).

         "LOCK-BOX ACCOUNT" means an account maintained for the purpose of receiving Collections.

         "LOCK-BOX AGENT" means at any time CNAI or such other Person(s) then authorized pursuant to this Agreement and, upon its execution and delivery, the Receivables Purchase Agreement to act as lock-box agent on behalf of the Bank and the Purchasers, as applicable, and their respective assignees.

         "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of EXHIBIT D, among the Lock-Box Agent, Atlantic Auto, the Borrower and a Lock-Box Bank which agreement sets forth the rights of the Lock-Box Agent, Atlantic Auto, the Borrower and the Lock-Box Bank with respect to the disposition and application of the Collections received into the applicable Lock-Box Account.

         "LOCK-BOX BANK" means any of the banks holding one or more lock-box accounts for receiving Collections.

         "NET WORTH" means with respect to any Person (i) total consolidated assets of such Person MINUS (ii) total consolidated liabilities of such Person.

         "NOTE" has the meaning ascribed to such term in SECTION 2.01(c).

         "NOTICE OF BORROWING" means a Notice of Borrowing attached hereto as EXHIBIT E and made a part hereof with respect to any proposed borrowing of a Loan pursuant to SECTION 2.01(b).

         "OBLIGATIONS" means all loans, advances, debts, liabilities, obligations, covenants and duties of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, due to the Bank from Borrower, arising under this Agreement, the Note, the other Loan Documents, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now or hereafter arising and however acquired, together with all interest, charges, expenses, attorneys' fees and other sums chargeable to the Borrower under this Agreement.

         "OBLIGOR" means the obligor and any co-obligor(s) under a Receivable.

         "ORIGINATOR RECEIVABLES" means any Automobile loan receivable originated by Atlantic Auto other than the Receivables.

         "OUTSTANDING BALANCE" means, with respect to any date and any Receivable, the then outstanding principal amount of such Receivable. For the avoidance of doubt, it is understood that in no event shall the definition of "Outstanding Balance" include any amount in respect of (i) finance charges and income with respect to any such Receivable or (ii) prepaid dealer reserves or other marketing expenses with respect to any such Receivable.

         "PERMITTED SECURITIZATION TRANSACTION" means a transfer by the Borrower of Receivables (i) pursuant to the Receivables Purchase Agreement and
(ii) by way of a term securitization transaction, provided that (x) upon the effectiveness of such transaction and the application of the proceeds therefrom to prepay Loans secured immediately prior to the effectiveness of such transaction by the Receivables subject to such transaction, no prepayment of Loans is required under SECTION 2.03(a) of this Agreement and (y) the parties to such transaction enter into intercreditor arrangements with the Agent, the Bank and the Purchasers reasonably satisfactory to each of the Agent, the Bank and the Purchasers.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "PURCHASER" means CXC or the Liquidity Banks, as applicable and their respective successors and assigns.

         "RECEIVABLES" means the indebtedness evidenced by the Contracts assigned by Atlantic Auto to the Borrower pursuant to the AAFC Purchase Agreement, whether constituting accounts, general intangibles, contract rights, chattel paper or instruments.

         "RECEIVABLES PURCHASE AGREEMENT" means, collectively, (i) the CXC Receivables Purchase Agreement and (ii) the Committed Receivables Purchase Agreement.

         "RECORDS" means, with respect to each Receivable, all factory invoices and work orders describing the related Automobile, the bill of sale and guaranty of title, insurance policies, tax receipts, property and casualty insurance policies or binders naming the Servicer as loss payee or additional named insured, as is appropriate, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, all documentation in connection with any modification, release, accommodation, cosigning or guaranty of the Receivable and all other documents and instruments, including all books, records, files, tapes, correspondence and other information or materials (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the Receivable, the Contract, the Title and the Automobile relating to the Receivable and this Agreement.

         "RELATED SECURITY" means, with respect to any Receivable, (i) the related Contract File, (ii) the related Automobile, (iii) all related Records and (iv) all proceeds of the foregoing.

         "SECURITIES" means any limited, general or other partnership interest, or any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

         "SUBSIDIARY" means any corporation or other entity of which Securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

         "SUPPORT AGREEMENT" means the support agreement of UAG in favor of the Borrower to be entered into concurrently with the Borrower's execution of the AAFC Purchase Agreement.

         "SURETY" means Capital Markets Assurance Corporation, a New York corporation.

         "TAXES" has the meaning ascribed to such term in SECTION 2.07(a).

         "TERMINATION DATE" means the earliest of (i) July 5, 1996, (ii) the date this Agreement is terminated pursuant to SECTION 7.11 and (iii) the date the Committed Receivables Purchase Agreement is terminated; PROVIDED, HOWEVER, that if the Initial CXC Purchase does not occur by September 1, 1995, then April 1, 1996 shall be substituted for the date specified in clause (i) of this definition.

         "TITLE" means, with respect to each Receivable, the original certificate or other instrument or registration evidencing ownership of the related Automobile, which certificate, other instrument or registration shall have the Lien of Atlantic Auto noted thereon or a UCC financing statement signed by the Obligor and filed in the appropriate jurisdiction evidencing the perfection of the Lien granted by the Obligor to Atlantic Auto and assigned to the Borrower as provided herein.

         "UAG" means United Auto Group, Inc., a Delaware corporation.

         "UCC" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

         "UCC AGENT" means at any time CNAI or such other Person(s) then authorized pursuant to this Agreement and, upon its execution and delivery, the Receivables Purchase Agreement to act as assignee of the Borrower on behalf of the Bank and the Purchasers, as applicable, and their respective assignees under UCC financing statements filed pursuant to this Agreement.

         "VSI POLICY" means the vendors single interest physical damage insurance policy maintained with respect to the Receivables, a copy of which is attached as EXHIBIT F.


                                      ARTICLE II

                            AMOUNTS AND TERMS OF THE LOANS

         SECTION 1.021. LOANS.

         (a) AVAILABILITY. The Bank in its sole and absolute discretion and subject to the terms and conditions hereinafter set forth, may make loans (each individually, a "Loan" and, collectively, the "Loans") to the Borrower from time to time during the period from the date hereof to the Business Day immediately preceding the Termination Date, up to an aggregate outstanding principal amount equal to the lesser of (i) Five Million Dollars ($5,000,000) or (ii) the Borrowing Base in effect at such time. Subject to the provisions hereof, the Borrower may repay any outstanding Loan made to it on any day which is a

Business Day and any amounts so repaid may be readvanced to the Borrower, up to the amount available under this SECTION 2.01(a) at such time, in the sole and absolute discretion of the Bank.

         (b) NOTICE OF BORROWING. When the Borrower desires to borrow under this SECTION 2.01, it shall deliver to the Bank a Notice of Borrowing, signed by it, no later than 10:00 a.m. (New York time) on the proposed Funding Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing and (iii) instructions for the disbursement of the proceeds of the proposed Borrowing. Loans made on any Funding Date shall be in minimum amount of $10,000. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this SECTION 2.01(b) shall be irrevocable. Each submission by the Borrower to the Bank of a Notice of Borrowing and each acceptance by the Borrower of the proceeds of each Loan made hereunder shall constitute a representation and warranty by the Borrower, as of the Funding Date, that (a) the representations and warranties made in Article III shall be true and correct on and as of the date of the Loans, before and after giving effect to such Loans and to the application of the proceeds therefrom, as though made on and as of such date (other than representations and warranties which expressly speak as of a different date) and (b) no event shall have occurred and be continuing, or would result from the Loans, or from the application of the proceeds therefrom, which would constitute a Default or an Event of Default in effect on, and as of the date of, such Loans. Each submission by the Borrower to the Bank of a Notice of Borrowing shall be accompanied by a Borrowing Base Certificate and a Custodian's Confirmation.

         (c) PROMISE TO REPAY. The Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay when due all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Note. The Borrower shall execute and deliver to the Bank a promissory note to evidence the Loans owing to the Bank, substantially in the form of EXHIBIT G hereto (such promissory note and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Note").

         SECTION 1.022. USE OF PROCEEDS. The Borrower shall apply proceeds of the Loans to purchase Receivables from Atlantic Auto pursuant to the AAFC Purchase Agreement, repay outstanding Loans and pay transaction costs associated therewith.

         SECTION 1.023.  REPAYMENTS; PREPAYMENTS.

         (a) Whenever the aggregate principal amount of Loans outstanding exceeds the Borrowing Base, a mandatory prepayment of principal shall be made in the amount of such excess. Such prepayments shall be applied to the Obligations as set forth in SECTION 2.03(d) and shall be accompanied by a payment of all interest accrued and unpaid through the date of such mandatory prepayment and allocable to the amount so prepaid.

         (b) The entire remaining outstanding principal balance of the Loans, together with any accrued and unpaid interest and any other Obligations hereunder, shall be due and payable on the Termination Date and following an Event of Default as provided in SECTION 6.01.

         (c) The Borrower may, at any time and from time to time, prepay or repay any Loan, in whole or in part, without premium or penalty, upon at least one Business Day's notice to the Bank stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall prepay such Loan, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate principal amount not less than $10,000.

         (d) All payments of any amounts due under any provision of this Agreement shall be applied in the following order: FIRST to payment of interest due and owing allocable to the portion of principal paid; SECOND to the then outstanding principal balance of the Loans in the order in which they were first made; and THIRD to the remaining balance of the Obligations.

         SECTION 1.024.  INTEREST AND FEES.

         (a) RATE OF INTEREST. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in SECTION 2.04(c), at a rate per annum equal to the sum of the Base Rate, as in effect from time to time as interest accrues PLUS one half of one percent (0.50%) per annum.

         (b) INTEREST PAYMENTS. (i) Interest accrued on each Loan shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Loan and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

              (ii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation and (B) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (c) DEFAULT INTEREST. Notwithstanding the rate of interest specified in SECTION 2.04(a) or elsewhere in this Agreement, effective immediately upon
(i) the occurrence of an Event of Default described in SECTION 6.01(a) or (b) or
(ii) the occurrence of any other Event of Default and notice from the Bank of the effectiveness of this SECTION 2.04(c), and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans, and the principal balance of all other Obligations, shall bear interest at a rate which is two percent (2%) per annum in excess of the Base Rate PLUS one half of one percent (0.50%) per annum.

         (d) UNUSED LINE FEE. The Borrower shall pay to the Bank a fee (the "Unused Line Fee"), accruing at the rate of one-half of one percent (0.50%) per annum on the amount from time to time by which $5,000,000 exceeds the outstanding principal amount of the Loans, for the period commencing on the Closing Date and ending on the Termination Date, payable monthly, in arrears, on the first Business Day of each calendar month, commencing on the first such Business Day after the Closing Date, and on the Termination Date.

         SECTION 1.025. INCREASED COSTS. If, after the date hereof, due to any increase in capital adequacy or reserve requirements or other charges or costs imposed by any governmental authority, the Bank shall determine in good faith that there has been a direct increase in the cost to the Bank of making, funding, renewing or maintaining the Loans or a reduction in the yield received by the Bank thereon, then the Borrower shall from time to time, upon the Bank's written demand to such effect, pay to the Bank additional amounts sufficient to compensate the Bank for such increased cost or such reduction in the yield to the Bank. Such demand shall be accompanied by a detailed statement as to the amount of such increased cost or reduction in yield, which statement shall be conclusive and binding for all purposes, absent manifest error. If such increased costs are incurred as a result of the Bank's selection of a particular lending office, the Bank shall take reasonable efforts to make, fund and maintain its Loans through another lending office of the Bank in another jurisdiction, if the making, funding or maintaining of such Loans through such other office of the Bank does not, in the judgment of the Bank, otherwise materially adversely affect such Loans of the Bank.

         SECTION 1.026. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Note of principal of and interest on the Loans and other Obligations, without condition or reservation of right, in immediately available funds, not later than 1:00 P.M. (New York City time) on the day when due in Dollars to the Bank at its address referred to in SECTION 7.02.

         (b) The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due hereunder or under the Note, to charge from time to time against any or all of the Borrower's accounts with the Bank any amount so due.

         (c) All computations of interest shall be made by the Bank on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Bank of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of the time shall in such case be included in the computation of payment of interest.

         SECTION 1.027.  TAXES.

         (a) PAYMENT OF TAXES. Any and all payments by the Borrower hereunder or under the Note or other document evidencing any Obligations shall be made free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, any of the Loan Documents and all other liabilities with respect thereto excluding taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes now or hereafter imposed on the Bank by (i) the United States, (ii) the governmental authority of the jurisdiction in which the Bank's applicable domestic lending office is located or any political subdivision thereof or (iii) the governmental authority in which the Bank is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under the Note or such document to the Bank,
(x) the sum payable to the Bank shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this
SECTION 2.07) the Bank receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) INDEMNIFICATION. The Borrower will indemnify the Bank against, and reimburse the Bank on demand for, the full amount of all Taxes
(including, without limitation, any Taxes imposed by any governmental authority on amounts payable under this SECTION 2.07 and any additional income or franchise taxes resulting therefrom) incurred or paid by the Bank or any bank holding company parent of the Bank and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this SECTION 2.07 shall be submitted to the Borrower and shall, unless the Borrower within ten (10) Business Days after its receipt of such certificate shall dispute the additional amount payable, be final, conclusive and binding upon all parties hereto. In connection with any such dispute, the Bank agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower with documentation supporting its calculation of such additional amounts payable; PROVIDED, HOWEVER, that the Bank shall not be required to disclose to the Borrower any tax returns of the Bank or any bank holding company parent of the Bank or any other confidential information relating to the Bank or such bank holding company parent. In addition, the Bank agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as the Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this SECTION 2.07 in respect of any payments under this Agreement or under the Note.

         (c) RECEIPTS. Within thirty (30) days after the date of any payment of Taxes by the Borrower, it will furnish to the Bank, at its address referred to in SECTION 7.02, the original or a certified copy of a receipt or other documentation reasonably satisfactory to the Bank, evidencing payment thereof.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         SECTION 1.031. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

         (a) The Borrower is duly incorporated, validly existing and in good standing under the laws of Delaware, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction where the nature and extent of the business transacted by it or the ownership of its assets makes such authorization necessary.

         (b) The execution, delivery and performance by the Borrower of the Loan Documents and each Financing Agreement to which it is a party have been duly authorized by all necessary corporate actions and do not and will not (i) contravene its charter or by-laws; (ii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Borrower; (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (iv) cause the Borrower to be in default (with or without notice or lapse of time or both) under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         (c) Each of the Loan Documents and each of the Financing Agreements to which it is a party has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, the Note, the other Loan Documents or any Financing Agreement to which it is a party.

         (e) Except as disclosed on SCHEDULE 3.01(e) hereto, there is no pending or threatened action, proceeding or investigation affecting the Borrower before any court, commission, agency or instrumentality of the federal or any state or municipal government or any agency or subdivision thereof or before any arbitration which may materially adversely affect the financial condition or operations of the Borrower or which purports to affect the legality, validity or enforceability of this Agreement, the Note or the other Loan Documents or any of the Financing Agreements.

         (f) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         (g) The Borrower has filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or has filed for and/or received valid extensions of time for such filings or payments. No assessments have been made against the Borrower by any taxing authority nor has any penalty or deficiency been asserted by any such authority which has not been paid unless the validity thereof is being contested in good faith by appropriate proceedings.

         (h) No representation or warranty of the Borrower contained in this Agreement, any other Loan Document, any Financing Agreement or in any certificate, document or other written materials including, without limitation, financial information delivered by the Borrower to the Bank in connection therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

         (i) The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (j) The AAFC Purchase Agreement creates a valid sale, transfer and assignment to the Borrower of, and the Borrower is the legal and beneficial owner of, all right, title and interest of Atlantic Auto in and to the Receivables now existing and hereafter-created and the proceeds thereof. Subject to the terms of the Intercreditor Agreement, the Bank has a perfected, first-priority security interest in each Receivable and no further action is required to perfect such security interest, other than the possession by the Custodian of the Contracts and Titles relating to each Receivable, which possession is evidenced by the Custodian's Confirmations.

         SECTION 1.032. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer represents and warrants as follows:

         (a) The Servicer is duly incorporated, validly existing and in good standing under the laws of Delaware, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction where the nature and extent of the business transacted by it or the ownership of its assets makes such authorization necessary.

         (b) The execution, delivery and performance by the Servicer of this Agreement and each Financing Agreement to which it is a party have been duly authorized by all necessary corporate actions and do not and will not
    (i) contravene its charter or by-laws; (ii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Servicer; (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Servicer is a party or by which it or its properties may be bound or affected; or (iv) cause the Servicer to be in default (with or without notice or lapse of time or both) under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         (c) Each of this Agreement and each of the Financing Agreements to which it is a party has been duly executed and delivered by the Servicer and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement, or any Financing Agreement to which it is a party.

         (e) The consolidated balance sheets of the Servicer as at December 31, 1994, and the related consolidated statements of income and retained earnings of the Servicer for the fiscal period then ended, copies of which have been furnished to the Bank, fairly present the financial condition of the Servicer as at such date and the results of the operations of the Servicer for the period ended on such date, all in accordance with GAAP, and since December 31, 1994, there has been no material adverse change in such condition or operations which would materially adversely affect the ability of the Servicer to perform its obligations under this Agreement or any Financing Agreement to which it is a party.

        (f) Except as disclosed on SCHEDULE 3.02(f), there is no pending or threatened action, proceeding or investigation affecting the Servicer before any court, commission, agency or instrumentality of the federal or any state or municipal government or any agency or subdivision thereof or before any arbitration which may materially adversely affect the financial condition or operations of the Servicer or which purports to affect the legality, validity or enforceability of this Agreement or any of the Financing Agreements.

         (g) The Servicer has filed all tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or has filed for and/or received valid extensions of time for such filings or payments. No assessments have been made against the Servicer by any taxing authority nor has any penalty or deficiency been asserted by any such authority which has not been paid unless the validity thereof is being contested in good faith by appropriate proceedings.

         (h) No representation or warranty of the Servicer contained in this Agreement, any Financing Agreement to which it is a party or in any certificate, document or other written materials including, without limitation, financial information delivered by the Servicer to the Bank in connection therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.


                                      ARTICLE IV

                      COVENANTS OF THE BORROWER AND THE SERVICER

         SECTION 1.041. AFFIRMATIVE COVENANTS. Until the later of (i) the date on which all of the Obligations have been paid in full and (ii) the Termination Date, each of the Borrower and the Servicer shall, unless the Bank shall otherwise consent in writing:

         (a) CORPORATE MAINTENANCE. At all times maintain its corporate existence and preserve and keep in full force and effect its rights, privileges and franchises necessary to its business.

         (b)  COMPLIANCE WITH LAWS, ETC.  Comply in all material respects with
    (i) all applicable laws, rules, regulations and orders and (ii) all indentures, or loan or credit agreements or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected.

         (c) TAXES. Duly file all tax returns with respect to it and its property which are required to be filed, duly pay all taxes (including all quarterly tax assessments) due and payable by it and all assessments and other governmental charges imposed on it or on any of its property or assets or in respect of any of its business, income or property before any penalty accrues thereon; PROVIDED that no such taxes, assessments and governmental charges above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         (d) BOOKS AND RECORDS. Keep proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their businesses and activities.

         (e)  FURTHER ASSURANCES.

              (i) Execute and deliver from time to time to the Bank all such further documents and instruments and do all such other acts and things as may be reasonably required by the Bank to enable the Bank to exercise and enforce its rights hereunder and under the other documents referred to herein and to perfect, continue the perfection of, preserve and protect its lien on the Collateral.

              (ii) From time to time, at its own expense, (x) take whatever action is reasonably requested by the Bank or its legal counsel to preserve, protect or perfect the security interest in the Collateral granted pursuant to ARTICLE V, including, without limitation, executing UCC financing statements, endorsing notes, executing additional security documents or delivering possession of Collateral to the Custodian, (y) appear in and defend any action or proceeding which may affect the Borrower's title to the Collateral or the security interest granted hereunder and (z) perform such acts as the Bank shall reasonably deem necessary or appropriate to effectuate the purposes of this Agreement.

         (f) LITIGATION. Give the Bank prompt notice of any suit at law or in equity against it, except where damages of less than $100,000 are sought (exclusive of claims covered by insurance policies unless the applicable insurance carrier has disclaimed coverage or has reserved the right to disclaim coverage on such claims).

         (g) MATERIAL ADVERSE EFFECT. Notify the Bank of the occurrence of any event which may be reasonably expected to have a material adverse effect on or may be reasonably expected to cause a material adverse change in the condition or prospects, financial condition or business, of it, as soon as it becomes aware of such event.

         (h)  REPORTING REQUIREMENTS.  Furnish to the Bank:

              (i) As soon as available and in any event within 30 days after the end of each calendar month in each fiscal year, (x) in the case of the Borrower, a balance sheet of the Borrower as of the end of such month and a statement of income of the Borrower for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by the chief financial officer of the Borrower and (y) in the case of the Servicer, consolidated balance sheets of the Servicer and its Subsidiaries as of the end of such month and consolidated statements of income of the Servicer and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by the chief financial officer of the Servicer;

              (ii) As soon as available and in any event within 120 days after the end of its fiscal year (x) in the case of the Borrower, a copy of its financial statements for such year and a balance sheet for the twelve month period then ended, a statement of income, cash flow and changes in shareholder equity of the Borrower for such fiscal year, together with comparative information for the previous fiscal year, and copies of all reports and management letters, if any, from the independent certified public accountants to the Borrower, which reports and letters shall be reasonably satisfactory to the Bank, all certified by the chief financial officer of the Borrower and (y) in the case of the Servicer, a copy of its consolidated financial statements for such year and consolidated balance sheets for the twelve month period then ended, consolidated statements of income, cash flow and changes in shareholder equity of the Servicer and its Subsidiaries for such fiscal year, together with comparative information for the previous fiscal year, and copies of all reports and management letters, if any, from the independent certified public accountants to the Servicer, which reports and letters shall be reasonably satisfactory to the Bank, all certified by the chief financial officer of the Servicer;

           (iii) Promptly upon obtaining knowledge of the occurrence of each Default and Event of Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower or the Servicer, as applicable, setting forth details of such Default or Event of Default and the action which the Borrower or the Servicer, as applicable, has taken and proposes to take with respect thereto;

              (iv) In the case of the Borrower only, (x) at least once every ten (10) Business Days, a Borrowing Base Certificate, together with such supporting documents as the Bank requests (provided that this reporting requirement may be satisfied for such a period by the Borrower's delivery of a Borrowing Base Certificate in accordance with
         SECTION 2.01(b) in connection with a Borrowing during such period) and
         (y) on or before the tenth day of each calendar month (or such more frequent period as the Bank shall determine in its sole discretion), a schedule of activity for the Receivables for the preceding calendar month, which sets forth (1) the aggregate principal amount of Receivables, (2) an Aging Receivable Report setting forth the aggregate principal amount of Receivables which are delinquent and the number of days payments on such Receivables are delinquent, and (3) any other pertinent information reasonably requested by the Bank, all certified as being true, accurate and complete by the chief financial officer of the Borrower.

              (v) Promptly upon receipt thereof, copies of any notices, reports (financial or other) or other information required to be delivered to the Borrower by Atlantic Auto pursuant to the AAFC Purchase Agreement, by UAG pursuant to the Support Agreement or by the Custodian pursuant to the Custodial Agreement;

              (vi) Such other information respecting the condition or operations, financial or otherwise, of the Borrower or the Servicer, as applicable, as the Bank may from time to time reasonably request; and

              (vii) together with each delivery of any financial statement pursuant to subsection (i) and (ii) hereof, a certificate from the chief financial officer of the Borrower or the Servicer, as applicable, containing a statement that no Default or Event of Default has occurred and is continuing on the date of such certificate, or if any such Default or Event of Default has occurred, setting forth details of such Default or Event of Default and the action which the Borrower or the Servicer, as applicable, has taken and proposes to take with respect thereto.

         (i) COMPLIANCE WITH FINANCING AGREEMENTS. Comply promptly with any and all covenants and provisions of the Financing Agreements to which it is a party.

         (j)  MAINTENANCE OF INSURANCE.

              (i) In the case of the Servicer only, maintain and keep in force insurance in amounts and with companies as is customary for companies engaged in the same business as that of the Servicer.

              (ii) In the case of the Borrower only, pay or cause to be paid all annual insurance premiums with respect to the VSI Policy and all charges and fees relating thereto.

         (k) MAINTENANCE OF INDEPENDENT DIRECTOR. The Borrower will maintain at least one independent director who is not an officer, director or employee of (i) Atlantic Auto or (ii) any Affiliate thereof, or a parent, child, spouse or sibling of any such Person; PROVIDED, HOWEVER, that if such independent director dies or resigns the Borrower shall have thirty
    (30) Business Days to replace that person with another independent director; PROVIDED, FURTHER, HOWEVER, that until any such independent director shall have been replaced the Borrower shall take no action requiring the vote or consent of its independent director.


         SECTION 1.042. NEGATIVE COVENANTS OF THE BORROWER.  Until the later of
(i) the date on which all of the Obligations have been paid in full and (ii) the Termination Date, the Borrower will not, without the written consent of the
Bank:

         (a) Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, acquire all or substantially all of the assets of, any Person or division of any Person or materially change the nature or conduct of its business as conducted on the date hereof other than pursuant to or as permitted by this Agreement and any Financing Agreement.

         (b) Incur, create, assume, suffer to exist or otherwise become liable with respect to any Debt other than the Loans, its obligations under any Financing Agreement, its obligations under any Permitted Securitization Transaction and Debt for operational expenses of the Borrower in an amount not to exceed $25,000.

         (c) Amend, modify or otherwise change any of the terms or provisions in its articles/certificate of incorporation, its by-laws, any document setting forth the designation, amount, relative rights, limitations and preferences of any class or series of its capital stock, and in each case, any equivalent documents, as in effect on the date hereof.

         (d) (i) Cancel or terminate the AAFC Purchase Agreement or the Custodial Agreement or consent to or accept any cancellation or termination of either agreement, (ii) amend or otherwise modify any term or condition of the AAFC Purchase Agreement or the Custodial Agreement or give any consent, waiver or approval under either agreement, (iii) waive any default under or breach of the AAFC Purchase Agreement or the Custodial Agreement or (iv) take any other action under the AAFC Purchase Agreement or the Custodial Agreement not required by the terms thereof.

         (e) Use the proceeds of any Loan for any purpose other than the purchase of Receivables, repayment of the outstanding Loans and the payment of any transaction costs associated therewith.

         (f) Except in accordance with the Credit and Collection Policy and in the ordinary course of business, compromise, extend, release or adjust payments on any Contracts or Receivables, accept a conveyance of an Automobile in full or partial satisfaction of any Contract or Receivable, or release the Lien noted on any Title to any Automobile securing any Receivable unless, after excluding each Receivable with respect to which any such action has been taken from the calculation of the Borrowing Base, the Borrowing Base exceeds the aggregate principal amount of Loans outstanding.

         (g) Change the location of its chief executive office and principal place of business from 800 Perinton Hills Office Park, Fairport, New York 14450 or change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading, unless the Borrower shall have given the Bank at least 30 days' prior written notice thereof and prior to effecting any such change, taken such steps as the Bank may deem necessary or desirable to continue the perfection and priority of the Liens in favor of the Bank granted in connection herewith.

         (h) (i) Fail to do all things necessary to maintain its existence as a corporation separate and apart from Atlantic Auto and any Affiliate of Atlantic Auto, and any Affiliate of the Borrower, including, without limitation, conducting business correspondence in its own name, holding regular meetings of, or obtaining regular written consents from, its Board of Directors and maintaining appropriate books and records; (ii) suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own directors and officers to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own directors and officers would customarily be responsible; (iii) fail to (A) subject to the terms of the Custodial Agreement, maintain or cause to be maintained by an agent of the Borrower under the Borrower's control physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage its liabilities separately from those of any other Person, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, and (E) maintain offices through which its business is conducted separate from those of Atlantic Auto and any Affiliates of Atlantic Auto and any Affiliates of the Borrower (PROVIDED that, to the extent that the Borrower and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such expenses); or (iv) commingle its funds with those of Atlantic Auto or any Affiliate of Atlantic Auto or any Affiliates of the Borrower except to the extent permitted by ARTICLE V, or use its funds for other than the Borrower's uses.

         SECTION 1.043. NEGATIVE COVENANTS OF THE SERVICER. Until the later of
(i) the date on which all of the Obligations have been paid in full and (ii) the Termination Date, the Servicer will not, without the written consent of the
Bank:

         (a) Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, acquire all or substantially all of the assets of, any Person or division of any Person or materially change the nature or conduct of its business as conducted on the date hereof.

         (b) Amend, modify or otherwise change any of the terms or provisions in its articles/certificate of incorporation, its by-laws, any document setting forth the designation, amount, relative rights, limitations and preferences of any class or series of its capital stock, and in each case, any equivalent documents, as in effect on the date hereof.

         (c) Compromise, extend, release or adjust payments on any Contracts or Receivables, accept a conveyance of an Automobile in full or partial satisfaction of any Contract or Receivable, or release the Lien noted on any Title to any Automobile securing any Receivable, except to the extent permitted in SECTION 4.02(f) with respect to the Borrower.


                                      ARTICLE V

                      COLLATERAL; ADMINISTRATION AND COLLECTION


         Section 1.051. SECURITY INTEREST.

     To secure the prompt and complete payment, observance and performance of all of the Obligations, subject to the terms of the Intercreditor Agreement, the Borrower hereby grants to the Bank a security interest in all of the Borrower's right, title and interest in and to the following property, whether now owned or existing or hereafter arising or acquired and wheresoever located (the "Collateral"):

         (a) All of the Borrower's right, title and interest in and to the Receivables and the Related Security with respect to such Receivables.

         (b) All Records relating to the Receivables, the Contracts, the Titles, and the Automobiles, whether now or hereafter delivered to, or in the possession, custody or control of, the Custodian, Atlantic Auto and/or the Bank.

         (c) All guarantees, indemnities, warranties, insurance policies and proceeds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables whether pursuant to the related Contract or otherwise.

         (d) All right, title and interest of the Borrower in and to the Lock-Box Accounts, and any and all items deposited therein and all investments held therein; PROVIDED, HOWEVER, that the Bank shall have no interest in any collections of Originator Receivables deposited in the Lock-Box Accounts.

         (e) Any and all interest of the Borrower in and under the AAFC Purchase Agreement and the Support Agreement.

         (f) All Collections and other cash and non-cash proceeds of the foregoing items (a) - (d) and the documents pertaining thereto, together with whatever is receivable or received when any of items (a) - (d) or the proceeds thereof are sold, collected or exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary and also including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the foregoing and all additions thereto, substitutions therefor and replacements thereof.

         Section 1.052. POWER OF ATTORNEY. Subject to the terms and provisions of this Agreement and the Intercreditor Agreement, at any time, without notice and at the expense of the Borrower, the Bank may, and the Borrower hereby appoints the Bank its true attorney-in-fact (such agency being coupled with an interest) for such purposes, upon the occurrence of an Event of Default, perform any obligation of the Borrower hereunder in the Borrower's name or otherwise.


         Section 1.053. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. (a) The Borrower represents and warrants with respect to each Receivable identified on each Borrowing Base Certificate as an "Eligible Receivable", as of the date of such Borrowing Base Certificate, as follows:

         (i)  The Obligor of such Receivable is a U.S. resident.

         (ii)  Such Receivable is not a Defaulted Receivable.

         (iii) Such Receivable is evidenced by a Contract which matures in 75 months or less.

         (iv) Such Receivable arose pursuant to a Contract which constitutes "chattel paper" within the meaning of Section 9-105 of the UCC.

         (v) Such Receivable is denominated in Dollars and payable in the United States.

         (vi) Such Receivable arose under a Contract which represents the legal, valid and binding obligation of the related Obligor under such Contract and is not subject to any dispute, offset, counterclaim or defense, except as provided for under state or federal consumer protection law.

         (vii) Such Receivable and related Contract do not contravene applicable laws, rules or regulations concerning, without limitation, such matters as usury, consumer protection, truth in lending, fair credit billing and equal credit opportunity.

         (viii) Such Receivable arose under a Contract for the retail sale of an Automobile where such Automobile has already been delivered and the Obligor under such Contract is not in default under the terms of the Contract.

         (ix) Such Receivable satisfies all applicable requirements of Atlantic Auto's Credit and Collection Policy.

         (x) The related Obligor received a Fair Isaac Score (as defined in the Credit and Collection Policy) of at least 160.

         (xi) Such Receivable or Contract has not been assigned or pledged by Atlantic Auto or the Borrower except pursuant to the terms of the AAFC Purchase Agreement and this Agreement, the Borrower has good and marketable title thereto, and the Borrower is the sole legal and beneficial owner thereof and has full right to transfer, sell and encumber the same free and clear of any Lien except as created in favor of the Bank pursuant to the terms of this Agreement and as contemplated by the Intercreditor Agreement.

         (xii) To the best of the Borrower's knowledge, after diligent inquiry, there is no default, breach, violation or event of acceleration existing under the related Contract, and there is no event which, with the passage of time, or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Borrower has not waived any default, breach, violation or event of acceleration.

         (xiii) The related Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof against the property subject to such Contract adequate for the realization of the benefits of the security provided thereby, including all the rights of a secured party under the Uniform Commercial Code as in effect in the state in which the related Obligor resides or such Contract was executed.

         (xiv) The related Contract is not secured by any collateral, except the Lien with respect to the corresponding Automobile as noted on the related Title.

         (xv) At the time a Lien with respect to the Automobile was granted by the related Obligor, the Automobile was and is free of material damage and is in good repair.

         (xvi)  Atlantic Auto is the lienholder of record on the related Title.

         (xvii) The related Obligor maintains casualty and liability insurance for the Automobile in accordance with the Credit and Collection Policy.

         (b) In addition, the Borrower represents and warrants with respect to the Collateral as follows:

         (i)  The Custodian's Confirmation required to be delivered under
    SECTION 2.01(b) has been delivered to the Bank prior to each advance made hereunder and Atlantic Auto has retained (i) all documents relating to the Receivables not delivered to the Custodian and (ii) a copy of each Contract File.

         (ii) The Borrower's chief executive office and principal place of business are located at 800 Perinton Hills Office Park, Fairport, New York 14450 and Atlantic Auto's chief executive office and principal place of business are located at 800 Perinton Hills Office Park, Fairport, New York 14450.

         (iii) The origination and collection practices used by Atlantic Auto with respect to each Receivable have been, and are, in all respects legal and prudent and comply with all requirements of the Credit and Collection Policy.

         (iv) The transfer, assignment and conveyance of the Contracts by Atlantic Auto to the Borrower pursuant to the AAFC Purchase Agreement are not subject to any bulk transfer or similar statutory provisions in effect in any applicable jurisdiction.

         Section 1.054. COVENANTS WITH RESPECT TO THE COLLATERAL.

         (a) Each of the Borrower and the Servicer shall comply with any and all requirements of any federal, state or local law applicable to the Contracts, including, without limitation, all consumer protection laws.

         (b) The Borrower shall keep the Collateral, or cause the Collateral to be kept, in accordance with safe and sound business practices.

         (c) The Borrower shall not sell, assign, pledge, grant or suffer to exit any Lien on, transfer, dispose of or otherwise encumber any of the Collateral except for (i) the Liens securing the Obligations and (ii) sales of Receivables pursuant to the Receivables Purchase Agreement or a Permitted Securitization Transaction.

         Section 1.055. RELEASE OF RECEIVABLES AND LIENS WITH RESPECT TO AUTOMOBILES. (a) Whether or not an Event of Default exists, in the event that any Receivable is to be paid or prepaid in full, the Custodian shall release the corresponding Contract and Title to the Servicer for further delivery to the Obligor under such Receivable; PROVIDED, HOWEVER, that the Servicer hereby agrees (i) to hold any such Contract and Title in trust for the benefit of the Bank and to segregate such Contract and Title from any other property belonging to the Servicer until such Receivable has been paid or prepaid in full and such payment has been deposited in a Lock-Box Account; and (ii) to return such Contract and Title to the Custodian within twenty (20) days of the Custodian's release thereof if such Receivable has not been paid or prepaid by such time.

         (b) Whether or not an Event of Default exists, in the event that the Borrower requests of the Bank and the Custodian that any Contracts which are to be canceled in connection with a foreclosure, deed in lieu of foreclosure or other similar proceeding, be delivered to the Servicer prior to such event, the Custodian shall release such Contracts and all related documents to the Servicer; PROVIDED, HOWEVER, that the Servicer hereby agrees to segregate and hold such Contracts and related documents together with all proceeds thereof in trust for the benefit of the Bank, and such Contracts, related documents and proceeds thereof shall remain Collateral hereunder.

         (c) In connection with any sale by the Borrower of any Receivable pursuant to the Receivables Purchase Agreement or a Permitted Securitization Transaction, the Bank shall release its Lien in such Receivable and the related Contract and Title upon the terms and subject to the conditions set forth in the Intercreditor Agreement; PROVIDED, HOWEVER, that nothing in this
SECTION 5.05(c) shall be deemed to constitute a release by the Bank of (i) its Lien on the proceeds received by the Borrower for the sale, purported sale or other transfer of any such Receivable pursuant to the Receivables Purchase Agreement or (ii) any Lien or other interest or right the Bank has in any "Unsold Receivables" (as defined in the Intercreditor Agreement) and the proceeds thereof, including without limitation, collections of Unsold Receivables which are at any time deposited in any Lock-Box Account.

         Section 1.056. LOCK-BOX AGENT; UCC AGENT. (a) CNAI is hereby designated as the Lock-Box Agent. Each of Atlantic Auto and the Borrower agrees to enter into a Lock-Box Agreement with each Lock-Box Bank and the Lock-Box Agent on or prior to the Closing Date or as promptly thereafter as practicable and, in any event, no later than August 5, 1995.

         (b)  CNAI is hereby designated as the UCC Agent.

         Section 1.057. DESIGNATION OF SERVICER. The servicing, administering and collection of the Receivables shall be conducted by the Person (the "Servicer") so designated from time to time in accordance with this SECTION
5.07. Until the Borrower or the Bank, as applicable, gives notice to Atlantic Auto of the designation of a new Servicer, Atlantic Auto is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Borrower, in accordance with
Section 6.01 of the AAFC Purchase Agreement and with the prior written consent of the Bank, at any time prior to the occurrence of an Event and the Bank at any time following the occurrence of an Event of Default, may designate as Servicer any Person to succeed Atlantic Auto or any successor Servicer, on the condition that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer may, with the prior consent of the Borrower and the Bank, subcontract with any other Person for servicing, administering or collecting the Receivables, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. The charges, fees or reimbursements for services provided by the Servicer hereunder shall be determined by mutual agreement of the Servicer and the Borrower and shall be paid by the Borrower. The Bank's exercise of any of its rights with respect to the Servicer created under this SECTION 5.07 shall in each case be subject to the terms of the Intercreditor Agreement.

         Section 1.058. DUTIES OF THE SERVICER. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Borrower and the Bank hereby appoints as its agent the Servicer, from time to time designated pursuant to SECTION 5.07, to enforce its respective rights and interests in and under the Receivables, the Related Security and Collections with respect thereto.
Atlantic Auto (so long as it is Servicer) will at all times apply the same standards and follow the same procedures with respect to the decision to commence, and in prosecuting and litigating with respect to Receivables as it applies and follows with respect to Originator Receivables. In no event shall the Servicer be entitled to make the Bank or the Borrower a party to any litigation without the Bank's express prior written consent.

         (b) On each day prior to the Termination Date, the Servicer shall set aside and hold in trust for the Bank (to the extent of its interest therein determined in accordance with the Intercreditor Agreement) all Collections of Receivables received on such day. Subject to the terms of the Intercreditor Agreement, within two (2) Business days of deposit into the Lock-

Box Account of such Collections the Servicer shall identify such Collections and apply such Collections in the following order of priority:

         (i) if such Collections are collections of Originator Receivables, the Servicer shall remit such collections to Atlantic Auto in accordance with Section 5.08(d);

         (ii) if such Collections are Collections of Receivables and payment of any amount is due the Bank under any provision of this Agreement, the Servicer shall apply such Collections to the payment of such amount in accordance with SECTION 2.03(d); and

         (iii) all Collections remaining after giving effect to clauses (i) and (ii) above shall be remitted to (x) if no Event of Default has occurred and is continuing, the Borrower or (y) if an Event of Default has occurred and is continuing, the Bank to prepay outstanding Loans in accordance with
    SECTION 2.03(d).

         (c) Provided that the Termination Date shall not have occurred, Atlantic Auto, while it is Servicer, may, in accordance with the Credit and Collection Policy and in the ordinary course of business, amend, modify or waive any term or condition of any Contract unless such amendment, modification or waiver relates to a negative change in the related Obligor's creditworthiness or inability to make any payment under the related Contract. Atlantic Auto shall deliver to the Servicer, and the Servicer shall hold in trust for the Borrower and the Bank in accordance with their respective interests (determined in accordance with the Intercreditor Agreement), all Records. Notwithstanding anything to the contrary contained herein but subject to the terms of the Intercreditor Agreement, following the occurrence of an Event of Default, the Bank shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is Atlantic Auto or otherwise) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security.

         (d) The Servicer shall as soon as practicable following receipt turn over to Atlantic Auto the collections of any Originator Receivable less, in the event Atlantic Auto is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering the Originator Receivables to the extent not covered by the servicer fee received by it. The Servicer, if other than Atlantic Auto, shall as soon as practicable upon demand deliver to Atlantic Auto all records in its possession relating to Originator Receivables and copies of Records in its possession relating to Receivables. The Servicer's authorization under this Agreement shall terminate after the Termination Date on such date as the Receivables shall have been collected or charged off as uncollectible.

         (e) Notwithstanding anything to the contrary contained in this ArticleV, the Servicer, if the Bank or its designee, shall have no obligation to collect, enforce or take any other action described in this Article V with respect to any Originator Receivable other than to deliver to Atlantic Auto the collections and documents with respect to any such Originator Receivable as described in the first two sentences of SECTION 5.08(d) and to exercise the same degree of care with respect to such collections and documents in its possession as it would with respect to its own property.

         Section 1.059. RIGHTS OF THE BANK. (a) Subject to the terms of the Intercreditor Agreement, the Bank is hereby authorized at any time to instruct the Lock-Box Agent to notify any or all of the Lock-Box Banks to remit all Collections of Receivables deposited in such Lock-Box Accounts directly to the Lock-Box Agent. The Lock-Box Agent agrees that it will identify and apply Collections in accordance with SECTION 5.08(b) if the Bank exercises the foregoing right. Each of the Servicer and the Borrower agrees to supply the Lock-Box Agent with all Records necessary for the Lock-Box Agent to perform its obligation set forth in the preceding sentence.

         (b) Subject to the terms of the Intercreditor Agreement, at any time following the designation of a Servicer other than Atlantic Auto pursuant to
SECTION 5.07:

         (i) The Bank may notify at any time the Obligors of Receivables, or any of them, of its interest in such Receivables and direct such Obligors, or any of them, that payment of all amounts payable under any Receivable be made directly to the Bank or its designee.

         (ii) Atlantic Auto shall, at the Bank's request and at Atlantic Auto's expense, give notice of the Bank's interest in Receivables to each Obligor and direct that payments be made directly to the Bank or its designee.

         (iii) Atlantic Auto shall, at the Bank's request, (A) assemble all Records which the Bank reasonably believes are necessary or appropriate for the administration and enforcement of the Receivables, and shall make the same available to the Bank at a place selected by the Bank or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Bank and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Bank or its designee.

         (iv) Atlantic Auto hereby authorizes the Bank to take any and all steps in Atlantic Auto's name and on behalf of Atlantic Auto necessary or desirable, in the determination of the Bank, to collect all amounts due under any and all Receivables, including, without limitation, endorsing Atlantic Auto's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

         Section 5.10. RESPONSIBILITIES OF THE BORROWER. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations under the Contracts related to the Receivables and the exercise by the Bank of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Receivables, unless the Borrower is contesting the payment of such taxes in good faith and by appropriate proceedings.

         Section 5.11. APPLICATION OF PAYMENTS. To the extent the Servicer receives a payment from an Obligor of a Receivable with respect to which the Obligor has not identified the Receivable to which such payment should be applied (a payment in the exact amount of an outstanding invoice being sufficient identification), the Servicer shall use its best efforts to contact such Obligor to confirm the Receivable to which such Obligor intended that such payment be applied.


                                      ARTICLE VI

                                  EVENTS OF DEFAULT

         SECTION 1.061. EVENTS OF DEFAULT. If any of the following Events of Default shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of the Note when the same becomes due and payable; or

         (b) The Borrower shall fail to pay any interest on the Note or any other amount payable with respect to which the Borrower has knowledge hereunder or under any of the other Loan Documents when the same becomes due and payable and such non-payment continues for a period of more than five (5) days; or

         (c) Any representation or warranty made by the Borrower herein (other than those made in SECTION 5.03(a)), in the other Loan Documents, in any Financing Agreement to which it is party or in any certificate, agreement or written statement contemplated by or made and delivered to the Bank in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

         (d) The Borrower shall default in the performance or compliance with any term contained in this Agreement (other than as covered by paragraphs
    (a), (b) or (c) of this SECTION 6.01) or any default or event of default shall occur under any of the other Loan Documents or any Financing Agreement to which it is a party and such default or event of default continues for a period of more than thirty (30) days after notice thereof; or

         (e) The Borrower shall fail to pay any principal of or premium or interest on any Debt (but excluding indebtedness evidenced by the Note) in a principal amount of at least

    $100,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Borrower or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower (but not instituted by the Borrower), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, the Borrower or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

         (g) Any judgment or order for the payment of money in excess of $100,000 (excluding amounts covered by insurance) shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) At any time, for any reason, (i) any Loan Document ceases to be in full force and effect or the Borrower seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Borrower seeks to render such Liens, invalid and unperfected, or (ii) Liens in favor of the Bank contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the other Loan Documents; or

         (i) The Borrower shall fail to be a wholly-owned Subsidiary of Atlantic Auto; or

         (j)  The Net Worth of the Borrower shall be less than $100,000; or

         (k) Any representation or warranty made by the Servicer herein, in any Financing Agreement to which it is a party or in any certificate, agreement or written statement contemplated by or made and delivered to the Bank in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

         (l) The Servicer shall default in the performance or compliance with any term contained in this Agreement (other than as covered by paragraph
    (k) of this SECTION 6.01) or any default or event of default shall occur under any Financing Agreement to which it is a party and such default or event of default continues for a period of more than thirty (30) days after notice thereof; or

         (m) The Servicer shall fail to pay any principal of or premium or interest on any Debt in a principal amount of at least $100,000 when the same becomes due and payable

    (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (n) The Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Servicer or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Servicer or for any substantial part of its property and, in the case of any such proceeding instituted against the Servicer (but not instituted by the Servicer), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, the Servicer or for any substantial part of its property) shall occur; or the Servicer shall take any corporate action to authorize any of the actions set forth above in this subsection (n); or

         (o) (i) The occurrence of a default, breach or failure of condition by the Borrower or Atlantic Auto under any

    Financing Agreement to which the Borrower or Atlantic Auto is a party which (unless such default otherwise constitutes an Event of Default pursuant to another provision of this SECTION 6.01) is not remedied within the applicable cure period contained therein, if any; or (ii). the Borrower or Atlantic Auto for any reason fails to remain a party to the AAFC Purchase Agreement or any other Financing Agreement to which the Borrower or Atlantic Auto is a party on the date hereof; or

         (p) (i) Any of the Financing Agreements, or any Lien or priority claim granted thereunder shall terminate, cease to be effective or cease to be the legal, valid, binding and enforceable obligation of the Borrower, Atlantic Auto or any servicer or subservicer, as applicable, thereunder; or
    (ii) the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability (it being understood that the Borrower may, in good faith, question the accuracy of any mathematical calculation of an amount owed thereunder); or

         (q)  The VSI Policy shall cease to be in full force and effect; or

         (r) Atlantic Auto ceases to be qualified to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of any of the Receivables or the AAFC Purchase Agreement or the ability of Atlantic Auto to perform its duties hereunder or under the AAFC Purchase Agreement; or

         (s) The occurrence of an Event of Termination (as defined in the Committed Receivables Purchase Agreement) under the Committed Receivables Purchase Agreement which is not remedied within the applicable cure period specified therein, if any; or

         (t) (i) The Support Agreement shall terminate, cease to be effective or cease to be the legal, valid, binding and enforceable obligation of UAG;
    (ii) UAG shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or (iii) UAG shall default in the performance or compliance with any term contained in the Support Agreement which is not remedied within the applicable cure period contained therein, if any;

then, and in any such event, the Bank may, by notice to the Borrower, declare the Note, all interest thereon and all of the Obligations to be forthwith due and payable, whereupon the Note, all such interest and all of the Obligations shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or the Servicer under the Federal Bankruptcy Code, the Loans, the Note, all such interest and all the Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding any other rights the Bank may have under applicable law and hereunder, the Borrower agrees that upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right to take any or all of the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and to apply (including by way of set-off) any of the Collateral or any other property of the Borrower held by the Bank or thereafter coming into the Bank's possession (including account balances of the Borrower) to a reduction of the Obligations of the Borrower and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law.


                                     ARTICLE VII

                                    MISCELLANEOUS

SECTION 1.071. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 1.072. NOTICES, ETC. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 800 Perinton Hills Office Park, Fairport, New York 14450, Attention: Robert Anderson, Secretary and Treasurer, Telecopier No. 716/421-1954; if to the Servicer, at its address at 800 Perinton Hills Office Park, Fairport, New York 14450, Attention: Suzanne O'Connor, Treasurer, Telecopier No. 716/421-1954; and if to the Bank, at its address at 399 Park Avenue, New York, New York 10043, Attention: Reinhard Kleinschmitt, Telecopier No. (212) 758-6272; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or redelivered to the cable company, respectively, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank. The Bank shall be entitled to rely conclusively on any written notice sent to it by telecopy.

         (b) The Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in any manner relating to or arising out of any action taken or omitted by such Indemnitee in good faith in reliance on any notice or other written communication in the form of a telecopy or facsimile purporting to be from the Borrower; PROVIDED that the Borrower shall not have any obligation under this SECTION 7.02(b) to an Indemnitee with respect to any indemnified matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee as finally determined by a court of competent jurisdiction.

         SECTION 1.073. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 1.074. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

         SECTION 1.075. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Note and the other Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay after an Event of Default on demand all costs and expenses, if any (including reasonable counsel fees and expenses), (i) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note and the other Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this SECTION 7.05; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; and (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, motion or other pleadings in any legal proceeding relating to the Obligations, the Collateral, the Borrower and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes (other than those taxes excluded pursuant to SECTION 2.07) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other Loan Documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 1.076. RIGHT OF SET-OFF. Subject to the terms and conditions of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing, whether or not the Bank shall have made any demand under this Agreement, the Note or any other Loan Document and although such Obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this SECTION 7.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

         SECTION 1.077. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may assign all or a portion of its rights and obligations under this Agreement to an institution with a comparable credit rating upon notice to the Borrower and the Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and the Note held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

         SECTION 1.078. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 1.079. ENTIRE AGREEMENT; SEVERABILITY OF PROVISIONS. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding of the parties hereto and all prior agreements and understandings, written and oral, relating to the subject matter hereof. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 7.10 INDEMNIFICATION. The Borrower agrees to indemnify the Bank and its Affiliates and each of their respective stockholders, directors, officers, agents, attorneys and employees, and the successors and assigns of the foregoing (collectively, "Indemnitees"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnitee in any way relating to or arising out of the Loan Documents, any Financing Agreement or any related transactions (whether actual or proposed), or any action taken or omitted by the Bank under the Loan Documents or any Financing Agreement, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the breach by the Bank of any agreement contained herein or the gross negligence or wilful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction. The foregoing agreements shall survive the making and repayment of the Loans.

         SECTION 7.11. TERMINATION OF AGREEMENT. This Agreement may be terminated by either the Bank or the Borrower upon 3 days' prior written notice to the other party hereto, and, in the case of termination by the Borrower, payment in full of the Obligations on the Termination Date. No such termination shall affect the obligations of the Borrower with respect to the Loans hereunder outstanding at the time of such termination.

         SECTION 7.12. GOVERNING LAW. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of New York but otherwise without regard to conflicts of laws principles).

         SECTION 7.13.  CERTAIN CONSENTS AND WAIVERS OF THE BORROWER.

         (a)  PERSONAL JURISDICTION.  EACH OF THE BORROWER, THE SERVICER AND
THE BANK IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY FINANCING AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWER, THE SERVICER AND THE BANK AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE BORROWER AND THE SERVICER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (b) SERVICE OF PROCESS. EACH OF THE BORROWER AND THE SERVICER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER'S OR THE SERVICER'S, AS APPLICABLE, NOTICE ADDRESS SPECIFIED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH OF THE BORROWER AND THE SERVICER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY FINANCING AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE BANK TO BRING PROCEEDINGS AGAINST THE BORROWER OR THE SERVICER IN THE COURTS OF ANY OTHER JURISDICTION.

         (c) WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY FINANCING AGREEMENT.

         SECTION 7.14. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective when the Borrower, the Servicer and the Bank have executed this Agreement and the Bank shall have received each of the documents set forth on the List of Closing Documents attached hereto as EXHIBIT H.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       ATLANTIC AUTO FUNDING CORPORATION


                                       By:/s/Suzanne A. O'Connor
                                          --------------------------
                                          Name: Suzanne A. O'Connor
                                          Title: Vice President



                                       ATLANTIC AUTO FINANCE CORPORATION,
                                        as Servicer


                                       By:/s/Richard J. Harrison
                                          --------------------------
                                          Name: Richard J. Harrison
                                          Title: President



                                       CITIBANK, N.A.


                                       By:/s/Christopher J. Kiernan
                                          --------------------------
                                          Name: Christopher J. Kiernan
                                          Title: Vice President

Acknowledged and Accepted:
CITICORP NORTH AMERICA, INC.


By:/s/Reinhard Kleinschmitt
   ---------------------------
   Name: Reinhard Kleinschmitt
   Title: Vice President

                                                                     EXHIBIT D

                              FORM OF LOCKBOX AGREEMENT

         This Agreement, effective as of July __, 1995 is by and among Atlantic Auto Finance Corporation ("Atlantic"), Atlantic Funding Corporation ("AFC"), Citicorp North America, Inc., acting in its capacity as agent (the "Agent") and ______________________ (the "Lockbox Bank").

         1. Pursuant to a Receivables Purchase Agreement dated as of June 28, 1995 between Atlantic and AFC (the "AFC Purchase Agreement"), Atlantic has sold, and will hereafter sell, certain of Atlantic's auto loan receivables ("Receivables") to AFC. Pursuant to certain loan, security and purchase agreements (collectively, the "Citicorp Agreements") entered into, or to be entered into, among AFC, Atlantic, Citibank, N.A. ("Citibank"), CXC Incorporated, certain other financial institutions and the Agent (collectively, the "Secured Parties"), AFC has granted a security interest or transferred an ownership interest in the Receivables, including all proceeds thereof, to the Secured Parties. Atlantic has agreed to act as the servicer of the Receivables under the Citicorp Agreements (in such capacity, the "Servicer").

         2. In order to provide for the orderly collection and processing of the proceeds of the Receivables, Atlantic has established a Post Office Box with the United States Post Office (the "Lockbox"). In addition, Atlantic has established account no. ____________ at the Lockbox Bank (the "Account") into which collections remitted to the Lockbox are to be deposited. In connection with the AFC Purchase Agreement, Atlantic has transferred exclusive ownership and control of the Lockbox and the Account to AFC and in connection with the Citicorp Agreements, AFC has transferred exclusive ownership and control of the Account and the Lockbox to the Agent for the benefit of the Secured Parties.

         3. The monies, checks, instruments and other items of payment mailed to the Lockbox and the funds deposited into the Account will not be subject to deduction, set-off, banker's lien, or any other similar right in favor of the Lockbox Bank or in favor of any person other than the Agent, except that returned or dishonored items may be charged back to the Account and netted against collections in accordance with the Lockbox Bank's usual practices. It is understood and agreed that all fees and charges associated with the establishment, maintenance and operation of the Lockbox, the Account and this Agreement shall be the responsibility of Atlantic.

         4. Notwithstanding the transfer of ownership and control of the Lockbox and the Account described above, unless and until the Lockbox Bank is otherwise notified by the Agent as hereinafter set forth, the Lockbox Bank shall
(i) collect and deposit into the Lockbox Account all monies, checks, instruments and other items of payment received in the Lockbox; (ii) transfer all funds deposited and collected in the Account pursuant to the instructions of Atlantic; and (iii) permit Atlantic and/or the Agent to obtain upon request any information relating to the Account and the Lockbox, including, without limitation, any information regarding the balance or activity of the Account. The Agent may, at any time by written notice to the Lockbox Bank, terminate the authority of Atlantic to direct transfers of funds in the Account pursuant to CLAUSE (II) above. Atlantic, AFC and the Agent hereby authorize and direct the Lockbox Bank, upon its receipt of such notice from the Agent, to remit by wire transfer to, or at the direction of, the Agent all funds in the Account from time to time in accordance with instructions from the Agent, and from and after the date of any such notice, the Agent shall be entitled to exercise any and all rights in respect of or in connection with the Account and the Lockbox. Under no circumstances shall the Lockbox Bank be obligated to make any independent inquiry whatsoever as to the Agent's right or authority to give the Lockbox Bank any instruction, order or direction with respect to the Lockbox or the items received therein, or as to the use the Agent makes of any monies deposited to the Account as herein provided.

         5. This Agreement may not be terminated at any time by Atlantic, AFC or by Atlantic in its separate capacity as servicer for AFC or for the Agent, but may be terminated by either the Lockbox Bank upon 30 days' prior written notice to the Agent or by the Agent upon 30 days' prior written notice to the Lockbox Bank.

         6. The Lockbox Bank will not assign or transfer its rights or obligations hereunder (other than to the Agent) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon all parties hereto and their respective successors and assigns.

         7. Any change, amendment, modification or waiver of this Agreement or any provision hereof will not be effective unless such change, amendment, modification or waiver is in writing and signed by all parties hereto.

         8. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be effective if communicated in writing and personally delivered or sent by registered, certified, express or regular mail, postage prepaid, return receipt requested, or by telex, telecopy (receipt promptly confirmed by telephone) or prepaid telegram (with messenger delivery specified in the case of a telegram) or by telephone (promptly confirmed in writing) and shall be deemed to be given for purposes of this Agreement on the day that such communication is delivered to the intended recipient thereof in accordance with the provisions of this paragraph. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph, notices, demands, instructions and other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, telecopy or telephone numbers) indicated below, or at such other address as any party hereto may notify to the other parties in accordance with the provisions of this paragraph.

         9. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be an original hereof, and it will not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the General Obligations Law but otherwise without regard to conflict of laws principles.



                     [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.


                             ATLANTIC AUTO FINANCE CORPORATION



                             By: _____________________________
                             Title: __________________________
                             Address:



                             ATLANTIC FUNDING CORPORATION



                             By: _____________________________
                             Title: __________________________
                             Address:



                             CITICORP NORTH AMERICA, INC.,
                                  as Agent



                             By: _____________________________
                             Title:  Vice President
                             Address:  450 Mamaroneck Avenue
                                       Harrison, New York  10528



                             LOCKBOX BANK



                             By: _______________________
                             Title: ____________________
                             Address:

                                                      EXHIBIT G

                                    [FORM OF NOTE]

                          ATLANTIC AUTO FUNDING CORPORATION


$5,000,000                                       June 28, 1995
                                            New York, New York

         For value received, the undersigned, ATLANTIC AUTO FUNDING CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of Citibank, N.A. (the "Bank"), on the "Termination Date" (as defined in the "Loan Agreement" referred to below), the lesser of (i) the principal amount of FIVE MILLION DOLLARS ($5,000,000) or (ii) the unpaid principal amount of all amounts loaned by the Bank to the Borrower as Loans under the Loan Agreement.

         The Borrower also promises to pay interest on the unpaid principal amount of all Loans from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain Loan and Security Agreement dated as of June 28, 1995 among the Borrower, Atlantic Auto Finance Corporation, as Servicer, and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").

         This Note is issued pursuant to, and is entitled to the benefits of, the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings so defined.

         All payments of principal and interest in respect of this Note shall be made to the Bank not later than 1:00 p.m. (New York time) on the date and at the place due, to the Bank's Account in lawful money of the United States of America in immediately available funds.

         This Note may be prepaid at the option of the Borrower as provided in
SECTION 2.03(c) of the Loan Agreement and must be prepaid as provided in SECTION 2.03(a) of the Loan Agreement.

         THE LOAN AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         Upon the occurrence of any one or more of certain Events of Default, the unpaid balance of the principal amount of this Note may become, and upon the occurrence and continuation of any one or more of certain other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         No reference herein to the Loan Agreement and no provisions of this Note, the Loan Agreement or the other Loan Documents shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements incurred in the collection and enforcement of this Note or any appeal of a judgment rendered thereon all in accordance with the provisions of the Loan Agreement. The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind except as required pursuant to the Loan Agreement and to the full extent permitted by law the right to plead any statute of limitations as a defense to any demands hereunder.

         This Note is secured and reference is made to the Loan Documents for the terms and conditions governing the collateral security for the Obligations of the Borrower hereunder.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.


                             ATLANTIC AUTO FUNDING CORPORATION



                             By_____________________________
                               Name:
                               Title: